UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15 (d) of the
                   Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  January 15, 1998

                          XPLORER, S. A.
        (Exact name of registrant as specified in charter)

	NEVADA                           0-17874          88-0199674
(State or other jurisdiction        (Commission         (IRS Employer
      of incorporation)            File Number)      Identification No)

4750 Kelso Creek Road, Weldon, California                 93283
  (Address of principal executive offices)              (Zip Code)

                             (760) 378-3936
        (Registrant's telephone number, including area code)

                             Not applicable
    (Former name or former address, if changed since last report)

Total sequentially numbered pages in this document: 3
                                                   ---




                                   1





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Item 4.   Changes in Registrant's Certifying Accountant

     (a) At its board meeting on January 15, 1998, the Board of Directors of Xplorer, S.A. engaged the accountant firm of Brown, Armstrong, Randall & Reyes, Bakersfield, California, as independent accountant for the Registrant for 1997. The work of Jay J. Shapiro, C.P.A. was terminated on January 15, 1998.

     (b) During the two most recent fiscal years and interim period subsequent to December 31, 1996, through the date of termination, there have been no disagreements with Jay J. Shapiro, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     (c) Jay J. Shapiro, C.P.A.'s report on the financial statements for the two years 1995 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty (except as to "ability to continue as a going concern"), audit scope or accounting principles.

     (d) The Registrant has requested that Jay J. Shapiro, C.P.A. furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. The Registrant delivered a copy of this Form 8-K report to Jay J. Shapiro, C.P.A. on January 22, 1998. Jay J. Shapiro, C.P.A. has provided such letter which is incorporated into this Form 8-K report as an Exhibit.

Item 7.   Financial Statements and Exhibits

     c)   Exhibits

           (1) Letter dated January 22, 1998 from Jay J. Shapiro, C.P.A. to the Securities and Exchange Commission.


                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Xplorer, S.A.
                              -------------
                              (Registrant)


                              By: /s/ Thomas C. Roddy
                                 ----------------------------
                                 Thomas C. Roddy
                                 President and Chief Executive Officer


Date: January 22, 1998

                            JAY J. SHAPIRO, C.P.A.
                          A Professional Corporation
                           16501 Ventura Boulevard
                                   Suite 650
                           Encino, California 91436
                    Tel. (818) 990-4878  Fax (818)990-4944



Securities and Exchange Commission
Mail Stop 9-5
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 of form 8-K of Xplorer, S.A. to be filed with the Securities Commission dated January 15, 1998 and agree with the statements made in the last sentence of paragraph (a) and in paragraphs (b) and (c).



/s/ Jay J. Shapiro
----------------------------
Jay J. Shapiro, C.P.A.
Encino, California
January 22, 1998